EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lantronix, Inc. 2000 Employee Stock Purchase Plan and 2000 Stock Plan, of our reports dated September 10, 2004, with respect to the consolidated financial statements and schedule of Lantronix, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Orange County, California
October 26, 2005